Exhibit 23.7

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1106	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

As independent petroleum engineers, we hereby consent to the inclusion in HighPeak Energy Inc’s Registration Statement on Form S-1 (including any amendments or supplements thereto) (the “Registration Statement”) of our reserves reports of HPK Energy, LP proved oil and natural gas reserves estimates and associated estimates of future net revenues and their present value as of December 31, 2019, included in or made a part of the Registration Statement. We also consent to the references to our firm contained in the Registration Statement, including in the related prospectus under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

By:	/s/ W. Todd Brooker, P.E.
W. Todd Brooker, P.E.
President

Austin, Texas

October 22, 2020